Exhibit 99.1

NEWS RELEASE	For Immediate Release Monday, July 24, 2006
NACCO INDUSTRIES, INC. ANNOUNCES TAX-FREE SPIN-OFF OF HAMILTON
BEACH/PROCTOR-SILEX AND MERGER OF APPLICA INTO HAMILTON
BEACH/PROCTOR-SILEX
HAMILTON BEACH, INC. EXPECTED TO BE THE LARGEST U.S. PUBLIC
COMPANY FOCUSED ON THE SMALL ELECTRIC HOUSEHOLD APPLIANCE
INDUSTRY
     CLEVELAND, OH, and MIRAMAR, FL, July 24, 2006 – NACCO Industries, Inc. (NYSE: NC) and Applica Incorporated (NYSE: APN) today announced that NACCO, Hamilton Beach/Proctor-Silex and Applica have entered into definitive agreements whereby NACCO will spin off its Hamilton Beach/Proctor-Silex business to NACCO’s stockholders and, immediately after the spin-off, Applica will merge with and into Hamilton Beach/Proctor-Silex. The combined public company will be named Hamilton Beach, Inc., and will be headquartered in Richmond, VA. Hamilton Beach, Inc. will apply to list its Class A common stock on the New York Stock Exchange. The outstanding shares of Applica common stock will be converted into the right to receive a number of shares of Hamilton Beach, Inc. Class A common stock equal to 25 percent of the aggregate number of shares of Hamilton Beach, Inc. common stock outstanding immediately following the merger.
     The proposed transaction is expected to create the largest U.S. public company focused on the small electric household appliance industry. The company is estimated to have annual sales of approximately $1.1 billion and a broad portfolio of some of the most recognized and respected brands in this industry, including Black & Decker® , Hamilton Beach® , Proctor Silex® , eclectrics® , Traditions® , Windmere® , TrueAir® , LitterMaid®, Hamilton Beach® Commercial and Belson® . Hamilton Beach, Inc. plans to design, market and distribute a wide range of products under these brand names, including coffee makers, irons, blenders, toaster ovens, indoor grills, food processors, air purifiers, personal care appliances and accessories, and automatic self-cleaning cat litter boxes.
     The combination of Hamilton Beach/Proctor-Silex and Applica is expected to provide enhanced scale, improved competitive positioning and increased capital structure flexibility, which are anticipated to deliver opportunities for considerable cost synergies and future growth. In addition, the merger is expected to create a company with a strengthened international presence through the combination of complementary positions in Mexico, Latin America and Canada.
     Following the spin-off, stockholders of NACCO will also maintain ownership in a strong operating holding company with leading positions in the forklift truck and coal mining industries through its NACCO Materials Handling Group and North American Coal subsidiaries, respectively, which have clear objectives and established profit improvement and growth initiatives that are increasingly providing visible improvements to operations and results. In addition, the transaction will enable investors in NACCO to have a more focused investment in the materials handling and coal mining businesses. NACCO will also continue to own and operate the Kitchen Collection retail business.

     Commenting on the transaction, Alfred M. Rankin, Jr., Chairman, President and Chief Executive Officer of NACCO, said, “The proposed spin-off of Hamilton Beach/Proctor-Silex and merger of Applica into Hamilton Beach/Proctor-Silex is a strategically and financially compelling transaction that is expected to create the opportunity for significant value enhancement for stockholders of both Applica and NACCO, as well as benefit customers and employees. We believe NACCO stockholders will benefit from direct ownership in Hamilton Beach, Inc., a company that is expected to have strong brands, a solid business platform, outstanding leadership, capital structure flexibility and enhanced financial performance.” Following the completion of the merger, in light of the continued substantial long-term ownership interest of NACCO stockholders in Hamilton Beach, Inc., Mr. Rankin will become the Non-executive Chairman of Hamilton Beach, Inc.’s Board of Directors.
     Harry D. Schulman, Applica’s Chairman, President and Chief Executive Officer, stated, “Earlier this year, we launched a review of strategic alternatives to deliver enhanced stockholder value, and today we are pleased to announce this exciting combination that clearly meets this objective. We have made solid progress in our restructuring initiatives over the past year and our efforts are beginning to yield positive results, particularly when taking into account non-recurring items, as you will see in our upcoming second-quarter earnings release on August 3, 2006. I’m encouraged that our financial performance has been improving steadily due to what we believe are some very proper and responsible actions to control costs and enhance performance. We have solidly restructured the organization and the results are becoming evident. I’m also encouraged by our prospects for the second half of 2006, particularly in regard to progress on our restructuring program.”
     “However, in addition to performance improvement programs, we believe that enhanced scale is critical to succeed in today’s environment,” Mr. Schulman stated. “The proposed merger will enable us to become part of a larger organization with a greater breadth of products, a strengthened international presence and an expanded retailer network. We believe this combination will allow us to better realize the value of our existing assets and take advantage of our strong brand equity. In addition, we and Hamilton Beach/Proctor-Silex share a dedication to the development of innovative products that serve consumers’ needs. We are confident that this transaction will enable us to continue to utilize our knowledge and abilities to deliver exceptional benefits to customers, while offering stockholders the opportunity to participate in substantial value creation through Hamilton Beach, Inc.”
     The objective is to complete this transaction by the end of the third quarter, subject to obtaining required regulatory and Applica stockholder approvals. Upon completion of the spin-off and merger, stockholders of both NACCO and Applica will receive shares in Hamilton Beach, Inc. Hamilton Beach, Inc.’s capital structure will have dual classes of stock similar to NACCO’s capital structure.
•	In the spin-off, NACCO stockholders, in addition to retaining their shares of NACCO stock, will receive one-half of a share of Hamilton Beach, Inc. Class A common stock and one-half of a share of Hamilton Beach, Inc. Class B common stock for each share of NACCO common stock they own.

•	The outstanding shares of Applica common stock will be converted into the right to receive a number of shares of Hamilton Beach, Inc. Class A common stock equal to 25 percent of the aggregate number of shares of Hamilton Beach, Inc. common stock outstanding immediately following the merger.

•	Upon closing of the merger, NACCO stockholders are expected to own 75 percent of the outstanding common stock of Hamilton Beach, Inc. and Applica stockholders are expected to own 25 percent.

•	Under the terms of the proposed transaction, immediately prior to the spin-off, NACCO will receive a cash dividend of $110 million from Hamilton Beach/Proctor-Silex.
     Commitments for financing have been secured to provide Hamilton Beach, Inc. with funding to finance ongoing operations and growth, the repayment of Applica’s and Hamilton Beach/Proctor-Silex’s existing debt and the cash dividend to NACCO. On a pro forma basis for the transaction, Hamilton Beach, Inc. would have had debt of approximately $295 million as of March 31, 2006, including the $110 million dividend and payment of estimated transaction fees and expenses.
     The transaction, which was approved by the Boards of Directors of NACCO, Hamilton Beach/Proctor-Silex and Applica, will be tax-free to stockholders of NACCO and Applica. The transaction is subject to approval by Applica’s stockholders and to regulatory approvals and other customary closing conditions.
     According to Mr. Rankin, “The combination of Hamilton Beach/Proctor-Silex and Applica represents a compelling strategic opportunity. We believe Hamilton Beach, Inc. will have the size and industry focus to realize significant economies of scale and greater efficiencies, which should allow the company to be more competitive in this consolidating and highly competitive industry. Because both companies have historically had strong relationships with leading U.S. retailers, we believe Hamilton Beach, Inc. will have an even greater ability to provide important value-added services to its customers. Additionally, as a public company, Hamilton Beach, Inc. is expected to have greater capital structure flexibility to support additional growth should opportunities arise.”
     Dr. Michael J. Morecroft, Hamilton Beach/Proctor-Silex’s current President and Chief Executive Officer, will lead Hamilton Beach, Inc. as President and Chief Executive Officer following the merger and will be supported by Hamilton Beach/Proctor-Silex’s strong core management team, reinforced by Applica personnel. Dr. Morecroft has more than 30 years of experience in the U.S. and European small electric household appliance industry, and he and his team have a proven track record of improving operations and generating significant improvements in cash flow.
     Commenting on the transaction, Dr. Morecroft said, “Both Hamilton Beach/Proctor-Silex and Applica share a commitment to high-quality products, innovation and customer service. This commitment will remain unwavering at Hamilton Beach, Inc. In today’s highly competitive environment, we recognize that delivering successful products and reliable services to retailers is critically important, and we believe Hamilton Beach, Inc. will have an enhanced ability to meet these needs. We believe employees of Hamilton Beach/Proctor-Silex and Applica will also benefit by being part of a larger, more dynamic enterprise. We at Hamilton Beach/Proctor-Silex look forward to working with the combined team to realize these significant opportunities.”
     “In addition, with our larger size and greater efficiencies, the new company is expected to achieve pre-tax annual run-rate cost synergies of approximately $40 million to $50 million, as well as improved working capital efficiency of up to approximately $40 million, by the end of 2008. In combination with the underlying profitability of the business, this improved efficiency is expected to provide significant cash flow to de-leverage the balance sheet, fund the costs to achieve synergies and help facilitate future growth opportunities,” said Dr. Morecroft.

     UBS Investment Bank acted as financial advisor and Jones Day acted as legal advisor to NACCO. Banc of America Securities LLC acted as financial advisor and Greenberg Traurig acted as legal advisor to Applica. McGuireWoods LLP acted as legal advisor to Hamilton Beach/Proctor-Silex. Richards, Layton & Finger advised the Directors of NACCO and Jefferies & Company, Inc. delivered an opinion in connection with this transaction.
Conference Call/Webcast
In conjunction with this news release, the managements of NACCO, Hamilton Beach/Proctor-Silex and Applica will host a joint conference call and webcast for the investment community this morning, July 24, 2006, at 9:00 a.m. Eastern time to discuss the proposed transaction. To participate in the conference call, please dial (866) 800-8649 (within the U.S.) or (617) 614-2703 (outside the U.S.), Passcode: 74836097, 10 minutes prior to the start of the call. A replay of the conference call will be available shortly after the end of the conference call through July 31, 2006. To access the playback, please dial (888) 286-8010 (within the U.S.) or (617) 801-6888 (outside the U.S.), Passcode: 60353672. A live webcast of the conference call will be available over the Internet through NACCO’s website at www.nacco.com and at Applica’s website at www.applicainc.com. Please allow 15 minutes to register, download and install any necessary audio software required to listen to the broadcast. An online archive of the webcast will be available on the NACCO, Hamilton Beach/Proctor-Silex and Applica websites.
About NACCO
NACCO is an operating holding company with three principal businesses: lift trucks, housewares and mining. NACCO Materials Handling Group, Inc. designs, engineers, manufactures, sells, services and leases a comprehensive line of lift trucks and aftermarket parts marketed globally under the Hyster and Yale brand names. NACCO Housewares Group consists of Hamilton Beach/Proctor-Silex, a leading designer, marketer and distributor of small electric kitchen and household appliances, as well as commercial products for restaurants, bars and hotels, and The Kitchen Collection, Inc., a national specialty retailer of brand-name kitchenware, small electric appliances and related accessories. The North American Coal Corporation mines and markets lignite coal primarily as fuel for power generation and provides selected value-added mining services for other natural resources companies. Additional information about NACCO is available at www.nacco.com.
About Hamilton Beach/Proctor-Silex
Hamilton Beach/Proctor-Silex is a leading designer, marketer and distributor of small electric kitchen and household appliances, as well as commercial products for restaurants, bars and hotels. The company’s well-known brands include Hamilton Beach® , eclectrics® , Proctor Silex® , Traditions® , TrueAir® and Hamilton Beach® Commercial, with distribution at premier retailers in the United States, Canada and Mexico. Hamilton Beach/Proctor-Silex has a track record of successful new product innovation. Additional information about Hamilton Beach/Proctor-Silex is available at www.hamiltonbeach.com.

About Applica
Applica and its subsidiaries are marketers and distributors of a broad range of branded and private-label small household appliances. Applica markets and distributes kitchen products, home products, pest control products, pet care products and personal care products. Applica markets products under licensed brand names, such as Black & Decker ® ; its own brand names, such as Windmere ® , LitterMaid ® , Belson ® and Applica ® ; and other private-label brand names. Applica’s customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, Mexico, Latin America and the Caribbean. Additional information about Applica is available at www.applicainc.com.
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FOR FURTHER INFORMATION, CONTACT:
NACCO Industries, Inc. (including Hamilton Beach/Proctor-Silex)
Christina Kmetko
Manager-Finance
(440) 449-9669
Applica Incorporated
Terry Polistina
Chief Operating Officer and Chief Financial Officer
(954) 883-1599
     The statements contained in the news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. NACCO, Hamilton Beach/Proctor-Silex and Applica undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation: (1) the ability to obtain governmental approvals of the proposed spin-off and merger on the proposed terms and schedule, (2) the failure to obtain approval of the merger from Applica stockholders, (3) the ability of the two businesses to be integrated successfully, (4) the ability of the new company to fully realize the cost savings and any synergies from the proposed transaction within the proposed time frame, (5) disruption from the spin-off and merger making it more difficult to maintain relationships with customers, employees or suppliers, (6) the failure to obtain New York Stock Exchange approval for the listing of Hamilton Beach, Inc.’s Class A common stock, (7) customer acceptance of the new combined entity, (8) changes in the sales prices, product mix or levels of consumer purchases of kitchenware and small electric household appliances, (9) bankruptcy of or loss of major retail customers or suppliers, (10) changes in costs, including transportation costs, of raw materials, key component parts or sourced products, (11) delays in delivery or the unavailability of raw materials, key component parts or sourced products, (12) changes in suppliers, (13) exchange rate fluctuations, changes in the foreign import tariffs and monetary policies, and other changes in the regulatory climate in the foreign countries in which NACCO, Hamilton Beach/Proctor-Silex and Applica buy, operate and/or sell products, (14) product liability, regulatory actions or other litigation, warranty claims or returns of products, (15) customer acceptance of changes in costs of, or delays in the development of new products, (16) delays in or increased costs of restructuring programs, (17) increased competition, including consolidation within the industry; as well as other risks and uncertainties detailed from time to time in NACCO’s and Applica’s respective Securities and Exchange Commission (“SEC”) filings.
Investors and security holders are urged to read the registration statement on Form S-4 and the proxy statement/prospectus/information statement included within the registration statement on Form S-4 when it becomes available and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they will contain important information about HB-PS Holding Company, Inc. (“Hamilton Beach/Proctor-Silex”), Applica Incorporated and NACCO Industries, Inc. and the proposed transaction.
Investors and security holders may obtain free copies of these documents when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC by Applica Incorporated may be obtained free of charge by directing such requests to Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027, Attention: Investor Relations ((954) 883-1000), or from Applica Incorporated’s website at www.applicainc.com. The documents filed with the SEC by Hamilton Beach/Proctor-Silex may be obtained free of charge by directing such requests to HB-PS Holding Company, Inc., 4421 Waterfront Drive, Glen Allen, Virginia 23060, Attention: Investor Relations ((804) 527-7166), or from Hamilton Beach/Proctor-Silex’s website at www.hamiltonbeach.com. The documents filed with the SEC by NACCO Industries, Inc. may be obtained free of charge by directing such requests to NACCO Industries, Inc., 5875 Landerbrook Drive, Cleveland, Ohio 44124, Attention: Investor Relations ((440) 449-9669), or from NACCO Industries, Inc.’s website at www.nacco.com.
Applica Incorporated, Hamilton Beach/Proctor-Silex and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Applica Incorporated stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the registration statement on Form S-4 and proxy statement/prospectus/information statement included within the registration statement on Form S-4. In addition, information about Applica Incorporated’s directors, executive officers and members of management is contained in Applica Incorporated’s most recent proxy statement, which is available on Applica Incorporated’s website and at www.sec.gov. Additional information regarding the interests of such potential participants will be included in the registration statement on Form S-4, the proxy statement/prospectus/information statement contained therein and other relevant documents filed with the SEC.

Facts About NACCO Industries, Inc.
Company Overview (www.nacco.com)
An operating holding company with three principal businesses: lift trucks, housewares and mining.

	Year Ended	1st Quarter Ended
Revenues	12/31/05	3/31/06
NACCO Materials Handling Group (Wholesale)	$2.2 billion	$572.8 million
NACCO Materials Handling Group (Retail)	$185.8 million	$46.0 million
NACCO Materials Handling Consolidated	$2.4 billion	$618.8 million
North American Coal Corp.	$118.4 million	$33.7 million
NACCO Housewares Group *	$639.1 million	$117.9 million

Consolidated NACCO	$3.2 billion	$770.4 million
Consolidated NACCO (excluding Hamilton Beach/Proctor-Silex)	$2.6 billion	$674.9 million

Net Income (Loss)
NACCO Materials Handling Group (Wholesale)	$26.0 million	$10.0 million
NACCO Materials Handling Group (Retail)	$(7.9) million	$1.4 million
NACCO Materials Handling Consolidated	$18.1 million	$11.4 million
North American Coal Corp.	$16.2 million	$3.7 million
NACCO Housewares Group *	$21.3 million	$(1.2) million

Consolidated NACCO	$62.5 million	$12.7 million
Consolidated NACCO (excluding Hamilton Beach/Proctor-Silex)	$42.2 million	$12.9 million

* Includes Hamilton Beach/Proctor-Silex & Kitchen Collection

Number of Employees	11,100 (as of 12/31/05)
Top Selling Brands	Hyster, Yale, Hamilton Beach ® , Proctor Silex ®, Kitchen
Collection ®
Headquarters	Cleveland, OH
Chairman and CEO	Alfred M. Rankin, Jr.
Company Contact	Christina Kmetko, Manager-Finance, NACCO

Facts About Hamilton Beach/Proctor-Silex
Company Overview (www.hamiltonbeach.com)
A leading designer, marketer and distributor of small electric kitchen and household appliances, as well as commercial products for restaurants, bars and hotels.

	Year Ended	1st Quarter Ended
	12/31/05	3/31/06
Revenues	$527.7 million	$95.5 million
Gross Profit	$106.9 million	$18.7 million
Operating Profit (Loss) (a)(b)	$37.0 million	$1.2 million
Net Income (Loss) (a) (b)	$20.3 million	$(0.2) million

(a)	Operating Profit and Net Income at 12/31/05 include the following:
•	Charge of $3.6 million, pre-tax, for the management fee paid to NACCO

•	Charge of $3.8 million, pre-tax, for a restructuring program at the Saltillo, Mexico manufacturing facility
(b)	Operating Profit and Net Income at 3/31/06 include a charge of $1.0 million, pre-tax, for the management fee paid to NACCO

Number of Employees	1,100 (as of 12/31/05)
Top Selling Brands	Hamilton Beach®, Hamilton Beach® Commercial,
eclectrics®, Proctor Silex®, Traditions®, TrueAir®
Key Markets	United States, Canada and Mexico
Headquarters	Richmond, VA
President and CEO	Dr. Michael J. Morecroft
Company Contact	Christina Kmetko, Manager-Finance, NACCO

Facts About Applica Incorporated
Company Overview (www.applicainc.com)
Markets and distributes a broad range of branded and private-label small electric household appliances, as well as pest control, pet care and personal care products.

	Year Ended	1st Quarter Ended
	12/31/05	3/31/06
Revenues	$556.1 million	$104.0 million
Gross Profit (a) (c)	$124.2 million	$24.6 million
Operating Profit (Loss)	$(36.7) million	$(9.6) million
Net Income (Loss) (a) (b) (c) (d)	$(49.3) million	$(13.0) million

(a)	Gross Profit and Net Loss at 12/31/05 include:
•	Manufacturing losses in Mexico of $19.4 million related to transition from manufacturing to sourcing from China

•	Inventory writedowns of $12.8 million related to an adjustment to the net realizable value of two products

•	Product warranty returns expense of $5.2 million for manufacturing transition issues in Mexico and China

•	$0.7 million of bad debt expense related to contract manufacturing in Mexico
(b)	Net Loss at 12/31/05 includes:
•	Additional tax expense of $1.9 million related to the closure of the manufacturing operations in Mexico
(c)	Gross Profit and Net Loss at 3/31/06 includes:
•	$3.7 million related to a product recall

•	$1.8 million of capitalized losses related to the closure of a Mexican manufacturing facility
(d)	Net Loss at 3/31/06 includes:
•	$1.1 million in consulting fees related to the engagement of Alvarez & Marsal, LLP

•	$0.5 million in administrative costs related to the Mexican manufacturing operations.

Number of Employees	540 (as of 3/1/06)
Top Selling Brands	Black & Decker® (1), LitterMaid®, Belson® , Windmere®,
Applica®
Key Markets	North America, Latin America and the Caribbean
Headquarters	Miramar, FL
President and CEO	Harry D. Schulman
Company Contact	Terry Polistina, Chief Operating Officer and Chief
Financial Officer
(1)Black & Decker® is a trademark of the Black & Decker Corporation, Towson, Maryland.